EXHIBIT 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of FlatWorld Acquisition Corp. (the “Company”) on Form 10-K for the period ending December 31, 2018, as amended, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned, Raj K. Gupta, Chief Executive Officer of the Company, and Jeffrey A. Valenty, Chief Financial Officer of the Company, certify that, to the best of his knowledge:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Pursuant to the rules and regulations of the Securities and Exchange Commission, this certification is being furnished and is not deemed filed.

Date: April 24, 2019	/s/ Raj K. Gupta
Raj K. Gupta
Chief Executive Officer
(Principal Executive Officer)

Date: April 24, 2019	/s/ Jeffrey A. Valenty
Jeffrey A. Valenty
Chief Financial Officer
(Principal Financial and Accounting Officer)